Exhibit 10.1

AMENDMENT NUMBER SIX

TO AMENDED AND RESTATED GOOGLE INC. SERVICES AGREEMENT

AND ORDER FORM

This Amendment Number Six (“Amendment Six”) is effective as of August 1, 2010 (the “Amendment Six Effective Date”) and amends the Amended and Restated Google Inc. Services Agreement (the “GSA”) and Order Form (the “Order Form”), both with an Effective Date of October 1, 2005, and as amended on November 6, 2006 (“Amendment One”); February 1, 2008 (“Amendment Two”); (Amendment Three intentionally omitted); December 1, 2008 (“Amendment Four”); and February 1, 2010 (“Amendment Five”), by and between InfoSpace Sales LLC, a Delaware limited liability company, with its principal place of business at 601 108th Ave. NE, Suite 1200, Bellevue, Washington 98004 (“Customer”) and Google Inc., with its principal place of business at 1600 Amphitheatre Parkway, Mountain View, California 94043 (“Google”). The GSA, Order Form and Amendments One, Two, Four and Five are collectively referred to herein as the “Agreement”. Customer and Google hereby agree as follows:

1. Definitions and Section Numbering. For purposes of this Amendment Six, capitalized terms used but not defined herein shall have the same meanings set forth in the Agreement. Any new Sections added in between existing Sections or Subsections in the Agreement should be renumbered accordingly.

2. Addition of AdSense for Content Services. In the cover page of the Order Form after the AFS Table, insert the following AFC table:

ADSENSE FOR CONTENT (“AFC”)	Customer’s AFC Revenue Share Percentage (%)	AFC Deduction Percentage (%)	Specifications

☒ AdSense for Content AFC Site: See Exhibit A Approved Client Application: None if not stated here.	[*%]	[*%]	See Exhibits B and C for AFC Specifications

Optional AdSense for Content Features: (check the applicable boxes)	☒ AdSafe Level: ☒ High ☐ Medium		☒ Link Units

3. Amended General Definitions. The following definitions in Section 3, Definitions, in the Order Form are hereby deleted and replaced as follows:

* Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

“Ads” or “Advertising Results” means advertisements served by Google hereunder.

“Query” means a WebSearch Query, AFC and/or AFS Query as further defined in Section 1.1 of the GSA.

“Sites” means the WebSearch Site(s) and AFS Site(s); Customer’s owned and operated site(s) for AFC (“AFC Sites”); and Syndicated Sites and Directory Services Sites collectively, as further defined in Section 1.1 of the GSA. The “WebSearch Site(s),” “AFS Site(s)” and “AFC Site(s)” are those Web sites located at the URLs identified as such on the Cover Page(s) of this Order Form, as the same may be amended from time to time as permitted herein. The list of WebSearch Site(s), AFS Site(s) and AFC Site(s), Syndicated Sites and Directory Services Sites may be updated from time to time subject to Google’s prior written consent, which approval shall not be unreasonably withheld and provided in accordance with and subject to the approval process set forth in Section 1.4.3 of the GSA. Notwithstanding anything to the contrary set forth herein, with respect to requirements applicable to Syndicated Sites, Non-Hosted Syndicated Sites and Directory Service Sites, in the event of a conflict between the terms of this Order Form and the GSA, the terms of the GSA shall control.

4. Addition of AdSense for Content Services; Definitions.

“ADSENSE FOR CONTENT

“AFC Ads” means the advertisements provided by Google to Customer under this Agreement through Google’s AFC Service.

“AFC Deduction” for any period during the AFC Term means the sum of (a) the percentage set forth under “AFC Deduction Percentage” under the AFC Table on the Cover Page of this Order Form of AFC Revenues for such period PLUS (b) agency, referral and third party advertising service provider fees incurred by Google and attributed to AFC Ads provided hereunder in such period.

“AFC Percentage” means the percentage set forth under the title “Customer’s AFC Revenue Share Percentage” in the AdSense for Content Table on the Cover Page(s) of this Order Form.

“AFC Protocol” means the protocol provided by Google for accessing the AFC Services, as such protocol may be updated by Google from time to time.

“AFC Request” means a request for AFC Ads in connection with a pageview of a page on which AFC Ads are to be displayed.

“AFC Results Set” means the set of AFC Ads transmitted by Google in response to an AFC Request.

“AFC Revenues” for any period during the AFC Term means ad revenues that are recognized by Google in such period and attributed to AFC Ads displayed on the AFC Site in such period in accordance with the requirements of this Agreement.

“AFC Service” means Google’s AdSense for Content Service.

“AFC Term” means the date from August 1, 2010 – [*] (inclusive) and/or until the remainder of the Services Term of this Agreement.

“Net AFC Revenues” for any period means AFC Revenues for such period MINUS the AFC Deduction for such period.

“Link Units” means link units provided by Google to Customer through Google’s AFC Service.”

5. In the Order Form insert this new Section 6, AdSense for Content (and renumber the existing Sections that follow accordingly):

“6. ADSENSE FOR CONTENT

Scope of AdSense for Content Services. During the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with AFC Ads and Link Units through its AFC Service for display as permitted herein on the AFC Site(s). Customer agrees to implement such AFC Service on the AFC Sites as provided herein within thirty (30) days of the Amendment 6 Effective Date, and thereafter during the Services Term. Customer agrees to implement the AFC Service on any AFC Site added thereafter as permitted herein. AFC Ads may not appear on search results, registration, “thank you,” error, email or chat pages, pages comprised primarily of other advertising or pages that contain any of the following types of content: pornographic, obscene or excessively profane content or content intended to advocate or advance computer hacking or cracking, gambling, illegal activity, drug paraphernalia, hate, violence or racial or ethnic intolerance. Google may update the list of prohibited pages from time to time during the Services Term upon written notice.

Implementation of AFC Services. Unless otherwise agreed to by Google in writing, Customer shall implement AFC Services in a manner that: (a) conforms to the AFC Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand treatment guidelines for AFC Services as the same may be updated by Google from time to time, the current version of which is located at http://www.google.com/wssynd/adsense_guidelines.html and http://www.google.com/wssynd/afc_xml_guidelines.html; (c) conforms to the screenshots and specifications set forth in Exhibits B and C attached hereto; and

* Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(d) otherwise complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation setting forth the AFC Protocol. Without limiting the foregoing, Customer acknowledges and agrees to the following:

AFC Requests. Customer shall request AFC Ads for any and all pageviews required to display AFC Ads as provided herein. Notwithstanding anything to the contrary, Google will have no obligation to process AFC Requests that are not sent in compliance with the requirements of this Agreement.

Client Side Implementations. For client side implementations (e.g., iFrame or Javascript data feed implementations), each AFC Request must contain an AFC Client ID provided and used as specified by Google. Upon Google’s receipt of an AFC Request as described above, Google will transmit an AFC Results Set, to the extent available, via Google’s network interface in accordance with the AFC Protocol. Customer’s code shall, in each instance, ensure the display of the entire AFC Results Set that corresponds to such AFC Request in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating, adding content to or otherwise modifying such AFC Results Set. Customer will not send more than one (1) AFC Request per pageview unless otherwise authorized by Google.

Labeling; Branding and Attribution. AFC Results Set shall be identified with the label “Ads by Google” as reflected in Exhibit C attached hereto, unless otherwise instructed or agreed by Google.

Link Units. Link Units is a Beta Feature. Customer may implement Link Units on a Results Page only if such Site(s) do not contain any AFS Ads. If Customer implements Link Units provided by Google, Customer understands and agrees to the following additional provisions: (a) if applicable, in no event will End User clicks on Link Units, or the display of a Link Units on a Customer Web page in and of itself, qualify as a click on an Ad, or an impression, as the case may be, for purposes of determining Customer’s click or impression guarantees (if any) or Google’s payment or other obligations under this Agreement; and (b) notwithstanding anything to the contrary, Link Units are automatically generated and consequently are provided to Customer “as is,” with no representation, warranty or indemnity, express or implied.

License to AFC Protocol. Google grants to Customer a limited, nonexclusive and non-sublicensable license during the Services Term to use the AFC Protocol solely for the purpose of transmitting AFC Requests and other required information and receiving AFC Results Sets solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and Customer shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google Intellectual Property Rights; and all rights not expressly granted herein are reserved to Google.

Termination of AFC Service. Either Party may, with 30 days prior notice to Customer, remove or require Customer to remove AFC from any Site or set of pages on a Site on which the monthly AFC RPM falls below USD$[*] for the previous calendar month.

6. In the Order Form amend and restate Section 7, Site Modifications, as follows:

“Site Modifications. Google acknowledges that Customer may update the design and content of the Sites in a manner consistent with its obligations contained herein; provided that Customer agrees that no material changes may be made to the look and feel, dimension and/or placement of the WebSearch Results, AFS Ads, or AFC Ads without obtaining the prior written consent of Google. For the avoidance of doubt, Google may, and the foregoing will in no event limit Google’s ability to, require changes to the look and feel, content or targeting methodology of any such Results or Ads provided herein.”

7. In the Order Form insert the new Section below, after Section 10, Updates:

“11. Privacy Policy. Customer will ensure that at all times during the applicable Term, Customer has a clearly labeled and easily accessible privacy policy in place relating to the Site(s) and that this privacy policy:

(a) clearly discloses to End Users that third parties may be placing and reading cookies on End Users’ browsers, or using web beacons or similar technologies to collect information in the course of advertising being served on the Site(s); and

(b) includes information about End Users’ options for cookie management.”

8. Amend in the Order Form Section 13, Technical Support, email alias so that syndication-support@google.com includes, “(for WebSearch, Image Search Serivces, AFS and AFC requests)” and delete websearch-support@google.com.

9. Fees for AFC Services. In the Order Form, include the following paragraph under Section 14, Fees and Payment Terms after Section 14.2.3:

“AdSense for Content. Subject to the terms and conditions of this Agreement, for each month during the AFC Term. Customer shall receive the AFC Percentage of Net AFC Revenues attributable to such month. Google’s obligation to make payments under this Section shall not commence until Google’s technical personnel provide written approval of Customer’s implementation of the AFC Service on each AFC Site, which shall not be unreasonably withheld or delayed. Payments required under this paragraph shall be made by the last day of the calendar month following the calendar month in which the applicable AFC Ads were displayed on the AFC Sites.”

* Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

10. Conflicting Services. In the GSA, delete the Section 3 subheading “Exclusivity” and replace it with the subheading “Conflicting Services” and insert the new Subsection 3.4 below:

“3.4 Conflicting Services. Notwithstanding Subsection 3.1 above, Customer [*]

11. In the GSA add the following sentence at the end of Section 3.2.2, Network Latency and Timeout Threshold, so that AFC will not apply:

“Notwithstanding the foregoing, AFC will not apply to this Sub-section 3.2.2.”

12. AdSense and Site Targeting Program. In the GSA add the following new Subsection under Section 7, Confidentiality.

“7.4 AdSense and Site Targeting Program. Notwithstanding anything to the contrary herein, Customer understands and agrees that Google may inform advertisers of Customer’s participation in the Google AdSense Program. If Customer elects to participate in Google’s Site Targeting program, Customer agrees that Google may share with advertisers Site-specific statistics, the Site URL, and related information collected by Google pursuant to its provision of the advertising services to Customer. Such disclosure of information shall be subject to the terms of the Google Privacy Policy located at http://www.google.com/privacy.html, or such other URL as Google may provide from time to time.”

13. No Other Amendments. Except as otherwise set forth herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Six by their duly authorized representatives as of the Amendment Six Effective Date.

InfoSpace Sales LLC		Google Inc.

By:	/s/ Michael Glover	By:	/s/ Nikesh Arora

Name:	Michael Glover	Name:	Nikesh Arora

Title:	VP	Title: President, Global Sales and Business Development Google Inc.

* Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

Exhibit A

AFC Sites (owned and operated)

Dogpile.com

Metacrawler.com

Webcrawler.com

Infospace.com

Excite.com

Webfetch.com

Nation.com (my.nation.com)

Zip2.com

Exhibit B

Search Results Page with Link Units

Exhibit C

Link Units Landing Page